Exhibit 10.2
RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO THE VECTOR GROUP LTD.
AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN
          THIS RESTRICTED SHARE AWARD AGREEMENT, effective as of November 11, 2005, by and between Vector Group Ltd., a Delaware corporation (the “Company”), and Ronald J. Bernstein (the “Executive”).
WITNESSETH:
          A. WHEREAS, the Executive serves as President and Chief Executive Officer of Liggett Vector Brands Inc. and Liggett Group Inc., indirect wholly-owned subsidiaries of the Company, pursuant to an employment agreement dated as of November 11, 2005 (the “Employment Agreement”); and
          B. WHEREAS, the Company is desirous of providing an incentive to the Executive to reward his performance by awarding him a proprietary interest in the Company through ownership of an equity interest therein, which interest shall be subject to the restrictions on vesting and transferability hereinafter set forth;
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:
     1. Share Award.
          Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive 50,000 shares (collectively, the “Award Shares”) of its Common Stock, $.10 par value per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 1999 Long-Term Incentive Plan as in effect and amended from time to time (the “Plan”). Except to the extent otherwise provided herein, the Award Shares shall vest in the Executive to the extent of a block of 12,500 shares on November 1, 2006 and an additional block of 12,500 shares shall so vest on each of the three succeeding one-year anniversaries thereof through and including November 1, 2009, provided Executive is then employed under the Employment Agreement on each applicable vesting date.
     2. Issuance; Transfer Restrictions.
          Certificates for the Award Shares shall be issued in the name of the Executive as soon as practicable after the date hereof, provided the Executive has (i) executed appropriate blank stock powers and any other documents which the Company may reasonably require and (ii) delivered to the Company a check for $5,000, representing the par value of the Award Shares. The certificates for the unvested Award Shares shall be deposited, together with the stock powers, or other documents required by the Company, with the Company. Except to the extent provided in Section 7 hereof or as otherwise provided by the terms of this Agreement, upon deposit of such unvested Award Shares with the Company, the Executive shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions, if any, paid or made with respect to such shares. Upon vesting of any portion of the Award Shares, the Company shall cause a stock certificate for such shares to be delivered to the Executive. No interest in this Agreement or in any portion of the Award Shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, nor shall certificates for any Award Shares be delivered to the Executive, except to the extent of any portion of the Award Shares that has vested in the Executive in accordance with the terms hereof.
     3. Certificates Legended.
          In addition to any legend required by Section 8.1 of the Plan, the Executive acknowledges that certificates for the Award Shares shall bear a legend to the following effect:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT, AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

          The Company shall enter in its records a notation of the foregoing legend and of the restrictions on transfer provided therein.
     4. Termination of Employment.
          Except to the extent provided in Section 5 hereof, in the event the Executive’s employment with the Company or one of its subsidiaries is terminated for any reason, any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company and the Executive shall have no further rights under this Agreement.
     5. Vesting.
          In the event of (i) the death or Disability of the Executive or (ii) the occurrence of a Change of Control of the Company, any remaining balance of the Award Shares not theretofore vested in the Executive, in accordance with Section 1 hereof, shall vest immediately in the Executive.
          For purposes of this Agreement, a “Change of Control” shall occur if or upon the occurrence of:
     (i) Any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the “Voting Securities”), which, when added to the Voting Securities then “Beneficially Owned” by such person, would result in such Person “Beneficially Owning” forty percent (40%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (b) acquires the Voting Securities directly from the Company; (c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity”); or (e) acquires Voting Securities in connection with a “Non-Control Transaction” (as defined in paragraph (iii) below); or
     (ii) The individuals who, as of November 1, 2005, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Incumbent Board; provided, however, that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
     (iii) Shareholder approval of:
     (a) A merger, consolidation or reorganization involving the Company (a “Business Combination”), unless

     (1) the stockholders of the Company immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from the Business Combination (the “Surviving Corporation”), and
     (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and
     (3) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in this subparagraph (a) shall be referred to as a “Non-Control Transaction”);
     (b) A complete liquidation or dissolution of the Company; or
     (c) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).
          Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; and (y) a Change of Control shall not be deemed to occur by reason of any acquisition, directly or indirectly, of Voting Securities by Bennett S. LeBow or his immediate family or any “Person” or group under Section 13(d)(3) of the Exchange Act that is controlled by Bennett S. LeBow or his immediate family, any beneficiary of the estate of Bennett S. LeBow or his immediate family or any trust or partnership controlled by any of the foregoing.
     6. Adjustment of Award Shares.
          In the event of any change in the outstanding shares of the same class of shares of the Company as the Award Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, contribution or exchange of shares, or the like, the aggregate number and kind of Award Shares shall be proportionately adjusted by the Company.
     7. Dividend Payments.
          With respect to any unvested portion of the Award Shares, the Executive shall be entitled to receive a payment equal to the amount that would otherwise have been paid on or after the date hereof as dividends or other distributions on the Award Shares had such unvested portion been vested in the Executive as of the record date for such dividend or other distribution, provided such payment shall only be made to the Executive at the time of vesting of the unvested portion of the Award Shares on which such dividend or other distribution was paid.
     8. Limitations.
          Nothing in this Agreement shall be construed to provide the Executive any rights whatsoever with respect to the Award Shares except as specifically provided herein, or constitute evidence of any agreement or understanding, express or implied, that the Company or one of its subsidiaries shall continue to employ the Executive other than as provided in the Employment Agreement.

     9. Investment Intent.
          The Executive is acquiring the Award Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Award Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Award Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Securities Act of 1933, as amended. The Executive further represents that the entire legal and beneficial interest of the Award Shares shall be held (subject to the terms hereof) for the Executive’s account only and neither in whole or in part for any other person.
     10. Tax Withholding.
          The Company may, in its discretion, require the Executive to pay to the Company, at the time any portion of the Award Shares vests in the Executive or any amounts are paid under Section 7, an amount that the Company deems necessary to satisfy the obligations of the Company or one of its subsidiaries to withhold federal, state or local income or other taxes incurred by reason thereof.
     11. Incorporation by Reference; Plan Document Receipt.
          This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Executive hereby acknowledges receipt of a true copy of the Plan and that the Executive has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     12. Miscellaneous.
          a. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          b. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight delivery service or mailed within the continental United States by first class, certified mail, return receipt requested, to the applicable party and addressed as follows:
if to the Company:
Vector Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131
Attn: Marc N. Bell
Vice President and General
Counsel
if to the Executive:
Ronald J. Bernstein
Liggett Vector Brands Inc.
One Park Drive
Research Triangle Park, NC 27709
Addresses may be changed by notice in writing signed by the addressee.
          c. This Agreement shall not entitle the Executive to any preemptive rights to subscribe to any securities of any kind hereinafter issued by the Company.
          d. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on the Executive herein set forth, be binding upon and inure to the benefit of the Executive, his heirs, executors, administrators, successors and assigns.
          e. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Executive under this Agreement without the consent of the Executive. The Company shall give notice to the Executive of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Executive.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

/s/ Ronald J. Bernstein
Ronald J. Bernstein